Exhibit 10(g)
SOUTHERN NATURAL GAS COMPANY
SERVICE AGREEMENT UNDER RATE SCHEDULE CSS
CONTRACT CODE: SSNG1
EXHIBIT A

TYPE	SERVICE TYPE CODE	MSQ (Mcf)	MDIQ (Mcf) (1)	MDWQ (Mcf) (1)	START DATE	PRIMARY TERM	PRIMARY NOTICE REQUIRED	EVERGREEN TERM	EVERGREEN NOTICE REQUIRED
Company's Muldon Storage Field located in Monroe County, Mississippi, and/or the Bear Creek Storage Field located in Bienville Parish, Louisiana	1	12,464,074	95,878	251,679	1-Nov-1993	31-Aug-2017	365 DAYS	YEARLY	365 DAYS
Total Maximum Storage Quantity (Mcf):	12,464,074

By:	/s/ Dudley C. Reynolds	By:	/s/ Janice H. Parker
	ALABAMA GAS CORPORATION		SOUTHERN NATURAL GAS COMPANY, L.L.C.

Effective Date: ___1/15/14______________________
Supersedes the previous Exhibit A

(1) Shipper's MDIQ and MDWQ shall be subject to adjustment each day based on the quantity of gas Shipper has in storage pursuant to the ratchet percentages set forth in Rate Schedule CSS.